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                                                                    EXHIBIT 99.4

                        WARRANTS TO PURCHASE COMMON STOCK
                                       OF
                             OGLEBAY NORTON COMPANY
                   PURSUANT TO THE PROSPECTUS DESCRIBED BELOW
             AND THE SECOND AMENDED JOINT PLAN OF REORGANIZATION OF
           ONCO INVESTMENT COMPANY, OGLEBAY NORTON COMPANY AND CERTAIN
                        SUBSIDIARIES DATED JULY 30, 2004

               THE EXERCISE PERIOD FOR THE WARRANTS WILL EXPIRE AT
       5:00 P.M., EASTERN TIME, ON [_____], 2005 (THE "EXPIRATION DATE").

                                                        [________________], 2004
To Our Clients:

      Enclosed for your consideration, among other documents, is a Prospectus dated [_______ __], 2004 (together with any amendments or supplements thereto, the "Prospectus") relating to the issuance and distribution by reorganized Oglebay Norton Company ("Reorganized Oglebay") to holders of record of shares of common stock ("Old Common Stock") of Oglebay Norton Company before reorganization ("Oglebay") as of the close of business on [__________ ___], 2004 (the "Distribution Record Date") of warrants to acquire shares of common stock of Reorganized Oglebay (the "New Common Stock") in accordance with the terms of the Second Amended Joint Plan of Reorganization of ONCO Investment Company, Oglebay and Certain Subsidiaries, dated July 30, 2004 (as further amended or modified, the "Plan"), which was confirmed by an order of the United States Bankruptcy Court for the District of Delaware entered on [_________ ___], 2004. Reorganized Oglebay emerged from bankruptcy on [__________ __], 2004 (the "Effective Date"). Under the Plan, on the Effective Date, certificates formerly representing shares of Old Common Stock were cancelled, and each record holder of Old Common Stock on the Distribution Record Date received one warrant (a "Warrant") for each share of Old Common Stock then held. Each Warrant represents the right to purchase one-tenth (1/10th) of a fully paid and nonassessable share of New Common Stock. The Warrants are exercisable at an exercise price of $10.00 per share of New Common Stock (the "Exercise Price"). The Warrants entitle the holder thereof to purchase at the Exercise Price one share of New Common Stock for each ten (10) Warrants held. Except in the case where a holder of Warrants is exercising all Warrants then held, shares of New Common Stock may be purchased only pursuant to the exercise of Warrants in integral multiples of ten
(10). Reorganized Oglebay will not issue any fractional shares of New Common Stock upon the exercise of the Warrants. If any fraction of a share of New Common Stock would be issuable upon the exercise of all Warrants then held by a holder of Warrants, such Warrant exercise will be rounded to the nearest whole share (up or down), with half shares being rounded up. The Warrants are transferable and exercisable by the subsequent holders thereof subject to certain conditions.

      The Warrants may only be exercised by us as the holder of record and only pursuant to your instructions. Accordingly, we request instructions as to whether you wish us to exercise the Warrants for your account.

      Enclosed for your information are copies of each of the following documents:

      1. A letter from Reorganized Oglebay addressed to the shareholders of Oglebay (the "Shareholder Letter");

      2.    Prospectus dated [_____ __], 2004;

      3. Form of Election to Purchase (the "Warrant Exercise Notice") for you information; and

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      4.    Form of Assignment (if applicable).

      WE ENCOURAGE YOU TO READ THE ENCLOSED DOCUMENTS CAREFULLY BEFORE INSTRUCTING US TO EXERCISE THE WARRANTS ON YOUR BEHALF.

      Please note the following:

      1. The Warrants permits us, for your account, to purchase a number of shares of New Common Stock.

      2. The Exercise Price of the Warrants is $10.00 per share of New Common Stock.

      3. The Warrants will expire at 5:00 p.m., Eastern time, on the Expiration Date.

      4. The Warrants are transferable and are evidenced by a global certificate held through the Depository Trust.

      Your instructions, and payment in full of an amount equal to the Exercise Price multiplied by the number of shares of New Common Stock (the "Exercise Amount") purchased by us for your account pursuant to the Warrants, should be forwarded to us as promptly as possible to permit us to exercise the Warrants on your behalf on the terms and subject to the conditions described in the Shareholder Letter, the Prospectus and the Warrant Exercise Notice. The exercise of the Warrants cannot be revoked.

      If you wish to have us, on your behalf, exercise the Warrants for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the detachable part of this letter, together with payment in full of the Exercise Amount. The enclosed Warrant Exercise Notice was furnished to you for your information only and cannot be used by you to exercise the Warrants for your account. If we do not receive complete written instructions in accordance with the procedures outlined in the Shareholder Letter, the Prospectus and the Warrant Exercise Notice, together with payment of the Exercise Amount as described above, we will not exercise the Warrants for your account.

      Any questions or request for assistance concerning the exercise of the Warrants should be directed to Wells Fargo Bank, N.A., by telephone at (800) 344-5128 or (612) 667-9764, by fax at (612) 667-6282 or in writing as follows:

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
Registered and Certified Mail:                   Regular Mail or Courier:                      In Person by Hand Only:
-----------------------------                    -----------------------                       ----------------------
Wells Fargo Bank, N.A.                           Wells Fargo Bank, N.A.                        Wells Fargo Bank, N.A.
Corporate Trust Operations                       Corporate Trust Operations                    Corporate Trust Services
MAC N9303-121                                    MAC N9303-121                                 Northstar East Bldg-12th Floor
P.O. Box 1517                                    6th & Marquette Avenue                        608 2nd Avenue South
Minneapolis, MN 55480                            Minneapolis, MN 55479                         Minneapolis, MN 55402
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                                BENEFICIAL OWNER
                              ELECTION INSTRUCTIONS

      The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the opportunity to purchase post-reorganization shares of common stock, par value of $0.01 ("Common Stock") of Oglebay Norton Company (the "Company") through the exercise of warrants (the "Warrants") at a purchase price of $10.00 per share of Common Stock on the terms and subject to the conditions set forth in the Shareholder Letter, the Prospectus of the Company and the related Form of Election to Purchase.

      This will instruct you whether to exercise the Warrants to purchase shares of Common Stock for the account of the undersigned and, if the undersigned elects to exercise the Warrants, the number of shares of Common Stock to be purchased for the account of the undersigned.

      [  ] Please DO NOT EXERCISE THE WARRANTS for Common Stock.

      [  ] Please EXERCISE THE WARRANTS for Common Stock as set forth below.

                Number of Warrants to be exercised        ____________________
                Number of Share(s) of Common Stock        ____________________
                   to be purchased
                   Exercise Price                         x $10.00 per share
                                                          ------------------
                   Total Payment Required                   $
                                                          ==================

      [  ] Payment in the following amount is enclosed: $____________________

      [ ] Please deduct payment from the following account maintained by you as follows:

                _____________________                         _________________
                  Type of Account                                Account No.

                     Amount to be deducted: $____________________

PLEASE SIGN AND DATE HERE:

Date: ______________________                     ________________________
                                                      Signature(s)

                                                 ________________________
                                                   Please print name(s)